STOCK AWARD AGREEMENT
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                                 PURSUANT TO THE
                            TF FINANCIAL CORPORATION

                         2005 STOCK-BASED INCENTIVE PLAN
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                           FOR OFFICERS AND EMPLOYEES

         This Agreement shall constitute an award of Restricted Stock ("Award") for a total of __________ shares of Common Stock of TF Financial Corporation (the "Corporation"), which is hereby granted to __________________________ (the "Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 2005 Stock-Based Incentive Plan (the "Plan") adopted by the Corporation which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Purchase  Price.  The purchase  price for each share of Common Stock
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awarded by this Agreement is $0.00.

         2. Vesting of Plan  Awards.  The  Award of such  Common  Stock shall be
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deemed non- forfeitable in accordance with the provisions of the Plan, provided the holder of such Award is an employee or director of the Corporation as of such date, as follows:

                  (a)      Schedule of Vesting of Awards.


                                            Number    Percentage of Total Shares
                                              of          Awarded Which Are
                    Date                    Shares         Non-forfeitable
                    ----                    ------         ---------------

Upon Grant.........................          _____                 __%
As of ________________.............         _____                  __%
As of ________________.............         _____                  __%
As of ________________ ............         _____                  __%
As of ________________.............         _____                  __%
As of ________________.............         _____                  __%


                  (b) Restrictions on Awards. This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Participant's receipt of this Award, the Corporation may require the person receiving this Award to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

         3. Non-transferability  of Award. This Award may not be  transferred in
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any manner prior to such Award, or portion thereof, being deemed non-forfeitable. Notwithstanding anything herein or in the Plan to the contrary, all Shares subject to an Award held by a Participant whose employment or service with the Corporation or Third Federal Bank (the "Bank") terminates due to death shall be deemed 100% earned and nonforfeitable as of the Participant's last date of employment or service with the Corporation or the Bank and shall be distributed as soon as practicable thereafter to the Beneficiary as set forth in accordance with the Plan.

         4. Other  Restrictions  on Award.  This Award  shall be subject to such
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other restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan. Such Award shall be immediately 100% vested upon death or disability (as determined by the Plan Committee) of the Participant or upon a Change in Control of the Corporation or the Bank.

                                       TF Financial Corporation




Date of Grant:                         By:
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Attest:



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[SEAL]




Participant Acknowledgement



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Participant                          Date

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